Exhibit 99.5

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 of the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent to being named as a person who will be appointed to the Board of Directors of Garrett Motion Inc. (the “Company”), and to all other references to me, in or incorporated by reference into the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission under the Securities Act on the date hereof (the “Registration Statement”). I also consent to the filing of this consent as an exhibit to the Registration Statement.

Dated: October 1, 2018		/s/ Scott Tozier
	Name:	Scot Tozier